FEDERAL REALTY INVESTMENT TRUST

SUPPLEMENTAL INFORMATION

MARCH 31, 2007

TABLE OF CONTENTS

1.	First Quarter 2007 Earnings Press Release	3

2.	Financial Highlights
	Summarized Income Statements	7
	Summarized Balance Sheets	8
	Funds From Operations / Summary of Capital Expenditures	9
	Market Data	10
	Components of Rental Income	11

3.	Summary of Debt
	Summary of Outstanding Debt and Capital Lease Obligations	12
	Summary of Debt Maturities	13

4.	Summary of Redevelopment Opportunities	14

5.	2007 Acquisitions and Dispositions	15

6.	Real Estate Status Report	16

7.	Retail Leasing Summary	18

8.	Lease Expirations	19

9.	Portfolio Leased Statistics	20

10.	Summary of Top 25 Tenants	21

11.	Reconciliation of Net Income to FFO Guidance	22

12.	Joint Venture Disclosure
	Summarized Income Statements and Balance Sheets	24
	Summary of Outstanding Debt and Debt Maturities	25
	Current Year Acquisitions and Dispositions	26
	Real Estate Status Report	27

13.	Glossary of Terms	28

1626 East Jefferson Street

Rockville, Maryland 20852-4041

301/998-8100

Safe Harbor Language

Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on March 1, 2007, and include the following:

♦	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

♦

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

♦	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

♦

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

♦	risks that our growth will be limited if we cannot obtain additional capital;

♦

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

♦

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 1, 2007.

2

FOR IMMEDIATE RELEASE

Investor and Media Inquiries
Andrew Blocher	Vikki Kayne
Senior Vice President,	Vice President,
Capital Markets & Investor Relations	Marketing & Corporate Communications
301/998-8166	301/998-8178
ablocher@federalrealty.com	vkayne@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

FIRST QUARTER 2007 OPERATING RESULTS

ROCKVILLE, Md. (May 2, 2007) – Federal Realty Investment Trust (NYSE:FRT) today reported operating results for the quarter ended March 31, 2007.

♦

Funds from operations available for common shareholders (FFO) per diluted share was $0.88 and earnings per diluted common share was $0.41 for the quarter ended March 31, 2007, versus $0.81 and $0.53, respectively, for first quarter 2006.

♦	Same-center property operating income increased 4.5% including redevelopments and expansions, and 4.1% excluding redevelopments and expansions, when compared to first quarter 2006.

♦	Rent increases on lease rollovers for retail space for which there was a prior tenant were 19% on a cash-basis and 30% on a GAAP-basis for the quarter ended March 31, 2007.

♦	The Trust’s portfolio was 96.6% leased and 95.3% occupied as of March 31, 2007.

♦	Guidance for 2007 FFO per diluted share remains unchanged at $3.60 to $3.65.

Financial Results

In first quarter 2007, Federal Realty reported FFO of $49.6 million, or $0.88 per diluted share. This compares to FFO of $43.4 million, or $0.81 per diluted share, reported in first quarter 2006. Net income available for common shareholders was $23.1 million and earnings per diluted common share was $0.41 for the quarter ended March 31, 2007, versus $28.2 million and $0.53, respectively, for first quarter 2006. Net income available for common shareholders in first quarter 2006 included $8.7 million ($0.16 per diluted share) of gains on sales of real estate.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results

On a same-center basis, including redevelopments and expansions, property operating income increased 4.5% over first quarter 2006. When redevelopments and expansions are excluded from same-center results, property operating income increased 4.1% from first quarter 2006.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

FIRST QUARTER 2007 OPERATING RESULTS

May 2, 2007

Overall, the Trust’s portfolio was 96.6% leased and 95.3% occupied as of March 31, 2007, compared to 96.2% and 94.8%, respectively, on March 31, 2006. Federal Realty’s same-center portfolio was 96.7% leased and 96.3% occupied on March 31, 2007, compared to 97.2% and 96.5%, respectively, on March 31, 2006.

During first quarter 2007, the Trust signed 90 leases for 395,000 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 334,000 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 19%. The average contractual rent on this comparable space for the first year of the new lease is $29.18 per square foot compared to the average contractual rent of $24.59 per square foot for the last year of the prior lease. The previous average contractual rent is calculated by including both the minimum rent and the percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 30% for first quarter 2007. As of March 31, 2007, Federal Realty’s average contractual, cash basis minimum rent for retail and commercial space in its portfolio is $19.25 per square foot.

“By combining consistently strong operating performance with accretive redevelopment returns and the positive impact from 2006 financing activity, we produced strong year over year growth, in spite of the loss of rent from the Tower Records and Storehouse Furniture bankruptcies,” commented Donald C. Wood, president and chief executive officer of Federal Realty Investment Trust.

Guidance

Federal Realty left its guidance for 2007 FFO per diluted share unchanged at a range of $3.60 to $3.65, and revised its 2007 earnings per diluted common share guidance to a range of $1.77 to $1.82.

Summary of Other Quarterly Activities and Recent Developments

➢

March 9, 2007 – Federal Realty announced the acquisition of a portfolio of retail assets in the Baltimore metropolitan area from a private owner for approximately $189 million. The portfolio is located in White Marsh, one of the primary retail nodes in the metropolitan Baltimore market, and consists of 665,000 square feet of retail and commercial space. The acquisition was made using a combination of cash, common stock and convertible preferred stock, downREIT units and the assumption of fixed-rate debt.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

FIRST QUARTER 2007 OPERATING RESULTS

May 2, 2007

Conference Call Information

Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its first quarter 2007 earnings conference call, which is scheduled for May 3, 2007, at 11 a.m. Eastern Daylight Time. To participate, please call (866) 383-8003 five to ten minutes prior to the call’s start time and use the Passcode EARNINGS (required). The conference leader is Andrew Blocher. Federal Realty will also provide an online Web Simulcast on the Company’s Web site, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through June 4, 2007, by dialing (866) 286-8010.

About Federal Realty

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development, and redevelopment of high quality retail assets. Federal Realty’s portfolio (excluding joint venture properties) contains approximately 19.6 million square feet located primarily in strategic metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 0.9 million square feet of retail space through its joint venture with Clarion Lion Properties Fund in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 96.6% leased to national, regional, and local retailers as of March 31, 2007, with no single tenant accounting for more than approximately 2.9% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 39 consecutive years, the longest record in the REIT industry. Shares of Federal Realty are traded on the NYSE under the symbol FRT.

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on March 1, 2007 and include the following:

♦	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

♦

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

♦	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

♦

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

FIRST QUARTER 2007 OPERATING RESULTS

May 2, 2007

♦	risks that our growth will be limited if we cannot obtain additional capital;

♦

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

♦

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed March 1, 2007.

Federal Realty Investment Trust

Summarized Income Statements

March 31, 2007

	Three months ended March 31,
	2007	2006
	(in thousands, except per share data)
	(unaudited)
Revenue
Rental income	$118,933	$104,964
Other property income	2,438	2,094
Mortgage interest income	1,130	1,322

	122,501	108,380

Expenses
Rental	25,648	22,065
Real estate taxes	11,665	10,551
General and administrative	5,604	4,501
Depreciation and amortization	26,357	23,906

	69,274	61,023

Operating income	53,227	47,357
Other interest income	350	263
Interest expense	(29,317)	(24,280)
Income from real estate partnership	284	148
Minority interests	(1,296)	(1,073)

Income from continuing operations	23,248	22,415
Discontinued operations
Loss from discontinued operations	(112)	(121)
Gain on sale of real estate	—	8,737

Results from discontinued operations	(112)	8,616

Net income	23,136	31,031
Dividends on preferred stock	(36)	(2,869)

Net income available for common shareholders	$23,100	$28,162

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.42	$0.37
Discontinued operations	—	0.16

	$0.42	$0.53

Weighted average number of common shares, basic	55,422	52,731

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.41	$0.37
Discontinued operations	—	0.16

	$0.41	$0.53

Weighted average number of common shares, diluted	55,921	53,254

Federal Realty Investment Trust

Summarized Balance Sheets

March 31, 2007

	March 31, 2007	December 31, 2006
	(in thousands)
	(unaudited)
ASSETS
Real estate, at cost
Operating	$3,318,605	$3,084,731
Construction-in-progress	104,963	99,774
Assets held for sale (discontinued operations)	19,753	19,753

	3,443,321	3,204,258
Less accumulated depreciation and amortization	(763,575)	(740,507)

Net real estate	2,679,746	2,463,751

Cash and cash equivalents	15,987	11,495
Accounts and notes receivable	50,996	47,493
Mortgage notes receivable	40,716	40,756
Investment in real estate partnership	31,661	10,322
Prepaid expenses and other assets	110,257	114,789

TOTAL ASSETS	$2,929,363	$2,688,606

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Obligations under capital leases and mortgage notes	$532,761	$460,398
Notes payable	168,475	109,024
Senior notes and debentures	1,127,528	1,127,508
Accounts payable and other liabilities	194,997	185,407

Total liabilities	2,023,761	1,882,337

Minority interests	38,623	22,191

Shareholders’ equity
Preferred stock	9,997	—
Common shares and other shareholders’ equity	856,982	784,078

Total shareholders’ equity	866,979	784,078

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,929,363	$2,688,606

Federal Realty Investment Trust

Funds From Operations / Summary of Capital Expenditures

March 31, 2007

	Three months ended March 31,
	2007	2006
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$23,136	$31,031
Gain on sale of real estate	—	(8,737)
Depreciation and amortization of real estate assets	23,942	21,874
Amortization of initial direct costs of leases	2,070	1,739
Depreciation of real estate partnership assets	268	165

Funds from operations	49,416	46,072
Dividends on preferred stock	(36)	(2,869)
Income attributable to operating partnership units	245	233

FFO	$49,625	$43,436

FFO per diluted share	$0.88	$0.81

Weighted average number of common shares, diluted	56,345	53,662

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$21,351	$21,057
Tenant improvements and incentives	3,033	1,933

Total non-maintenance capital expenditures	24,384	22,990
Maintenance capital expenditures	1,153	216

Total capital expenditures	$25,537	$23,206

Dividends and Payout Ratios
Regular common dividends declared	$32,383	$29,431
Special common dividends declared (2)	—	10,606

Common dividends declared	$32,383	$40,037

Dividend payout ratio as a percentage of FFO (excluding special dividends) (2)	65%	68%

Notes:

(1)	See Glossary of Terms. FFO available for common shareholders excludes the gain on sale of condominiums at Santana Row.
(2)	The sale of condominiums at Santana Row resulted in special dividends in the first quarter of 2006.

Federal Realty Investment Trust

Market Data

March 31, 2007

	March 31, 2007	March 31, 2006
	(in thousands, except per share data)
Market data
Common shares outstanding (1)	56,347	53,035
Market price per common share	$90.62	$75.20

Common equity market capitalization	$5,106,165	$3,988,232

Series 1 preferred shares outstanding	400	—
Liquidation price per Series 1 preferred share (2)	$25.00	$—

Series 1 preferred equity market capitalization	$10,000	$—

Series B preferred shares outstanding (3)	—	5,400
Market price per Series B preferred share	$—	$25.79

Series B preferred equity market capitalization	$—	$139,266

Preferred equity market capitalization	$10,000	$139,266

Equity market capitalization	$5,116,165	$4,127,498
Total debt (4)	1,828,764	1,391,993

Total market capitalization	$6,944,929	$5,519,491

Total debt to market capitalization at then current market price	26%	25%

Total debt to market capitalization at constant common share price of $75.20	30%	25%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations	91%	85%
Variable rate debt	9%	15%

	100%	100%

Notes:

(1)	Consists of 57,832,082 shares issued net of 1,485,279 shares held in Treasury as of March 31, 2007. As of March 31, 2006, consists of 54,515,403 shares issued net of 1,480,798 shares held in Treasury. Amounts do not include 561,714 and 420,426 Operating Partnership Units outstanding at March 31, 2007 and 2006, respectively.
(2)	These shares, issued March 8, 2007, are unregistered.
(3)	On November 27, 2006, the Trust redeemed the Series B preferred shares.
(4)	Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet. It does not include the $23.2 million which is the Trust’s 30% share of the total $77.4 million debt of the partnership with Clarion Lion Properties Fund.

Federal Realty Investment Trust

Components of Rental Income

March 31, 2007

	Three months ended March 31,
	2007	2006
	(in thousands)
Minimum rents
Retail and commercial properties (1)	$88,059	$78,988
Residential (2)	3,610	2,494
Cost reimbursements	23,937	20,309
Percentage rents	1,994	1,934
Other rental income	1,333	1,239

Total rental income	$118,933	$104,964

Notes:

(1)	Minimum rents include $1.9 million and $1.4 million for the three months ended March 31, 2007 and 2006, respectively, to recognize minimum rents on a straight-line basis as required by GAAP. Minimum rents include $0.9 million and $0.5 million for the three months ended March 31, 2007 and 2006, respectively, to recognize income from the amortization of in-place leases in accordance with SFAS 141.
(2)	Residential minimum rents consist of the entire rental amounts at Rollingwood Apartments, the Crest at Congressional Apartments and the residential units at Santana Row excluding those units sold as condominiums which are included in discontinued operations.

Federal Realty Investment Trust

Summary of Outstanding Debt and Capital Lease Obligations

March 31, 2007

	Maturity date	Stated interest rate as of March 31, 2007		Balance as of March 31, 2007
				(in thousands)
Mortgage loans (a)
Secured fixed rate
Leesburg Plaza	10/01/08	6.510%		$9,726
164 E Houston Street	10/06/08	7.500%		86
Byron Station	12/31/08	6.060%		1,180
Mercer Mall	04/01/09	8.375%		4,494
Federal Plaza	06/01/11	6.750%		34,058
Tysons Station	09/01/11	7.400%		6,330
White Marsh Plaza	04/01/13	6.040	% (b)	10,546
Crow Canyon	08/11/13	5.400%		21,854
Melville Mall	09/01/14	5.250	% (c)	25,553
THE AVENUE at White Marsh	01/01/15	5.460%		61,764
Barracks Road	11/01/15	7.950%		42,462
Hauppauge	11/01/15	7.950%		16,008
Lawrence Park	11/01/15	7.950%		30,097
Wildwood	11/01/15	7.950%		26,455
Wynnewood	11/01/15	7.950%		30,672
Brick Plaza	11/01/15	7.415%		31,509
Mount Vernon	04/15/28	5.660	% (d)	12,193
Bath	07/01/28	7.130%		9,961
Chelsea	01/15/31	5.360%		8,350

Subtotal				383,298
Net unamortized premium				396

Total mortgage loans				383,694

Notes payable
Unsecured fixed rate
Perring Plaza renovation	01/31/13	10.000%		1,575
Unsecured variable rate
Revolving credit facility	07/27/10	LIBOR + .425	% (e)	157,500
Escondido (municipal bonds)	10/01/16	3.484	% (f)	9,400

Total notes payable				168,475

Senior notes and debentures
Unsecured fixed rate
6.125% notes	11/15/07	6.325	% (g)	150,000
8.75% notes	12/01/09	8.750%		175,000
4.50% notes	02/15/11	4.500%		75,000
6.00% notes	07/15/12	6.000%		175,000
5.40% notes	12/01/13	5.400%		135,000
5.65% notes	06/01/16	5.650%		125,000
6.20% notes	01/15/17	6.200%		200,000
7.48% debentures	08/15/26	7.480	% (h)	50,000
6.82% medium term notes	08/01/27	6.820	% (i)	40,000

Subtotal				1,125,000
Net unamortized premium				2,528

Total senior notes and debentures				1,127,528

Capital lease obligations
Various	Various	Various through 2106	(j)	149,067

	Total debt and capital lease obligations			$1,828,764

						Weighted average effective rate at March 31, 2007 (k)
	Total fixed rate debt and capital lease obligations			$1,661,864	91%	6.79%
	Total variable rate debt			166,900	9%	5.65%

	TOTAL DEBT AND CAPITAL LEASES OBLIGATIONS			$1,828,764	100%	6.69%

	Three months ended March 31,
	2007	2006
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (l)	2.46 x	2.79 x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (l)	2.46 x	2.48 x

Notes:

(a)	Mortgage loans do not include the Trust’s 30% share ($23.2 million) of the $77.4 million debt of the partnership with Clarion Lion Properties Fund.
(b)	The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents an interest-only note of $4.35 million at a stated rate of 6.18% and the remaining balance at a stated rate of 5.96%.
(c)	The Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Because the Trust controls this property and retains substantially all of the economic benefit and risk associated with it, this property is consolidated and the mortgage loan is reflected on the balance sheet though it is not a legal obligation of the Trust.
(d)	The interest rate is fixed at 5.66% for the first ten years and then will be reset to a market rate in 2013. The lender has the option to call the loan on April 15, 2013 or anytime thereafter.
(e)	The weighted average effective rate, before amortization of debt fees, was 5.66% for the three months ended March 31, 2007.
(f)	The bonds bear interest at a variable rate determined weekly which would enable the bonds to be remarketed at 100% of their principal amount. The property is not encumbered by a lien.
(g)	The Trust purchased an interest rate lock to hedge this note offering. A loss of $1.5 million associated with this hedge is being amortized into the note offering thereby increasing the effective interest rate on these notes to 6.325%.
(h)	Beginning on August 15, 2008, the debentures are redeemable by the holders thereof at the original purchase price of $1,000 per debenture.
(i)	Beginning on August 1, 2007, the notes are redeemable by the holders thereof at the original purchase price of $1,000 per note.
(j)	The average annualized interest rate on capital lease obligations for the three months ending March 31, 2007 is 8.98% excluding performance-based rent and 12.97% including performance-based rent.
(k)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable, and excludes performance-based rent on capital lease obligations.
(l)	Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount or premium and expense and the portion of rent expense representing an interest factor. EBITDA includes $8.8 million in gain on sale for the three months ended March 31, 2006. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust

Summary of Debt Maturities

March 31, 2007

DEBT MATURITIES

(in thousands)

Year	Scheduled Amortization	Maturities	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2007	$5,554	$150,000	$155,554		8.5%	8.5%
2008	8,481	10,651	19,132		1.0%	9.5%
2009	8,930	179,349	188,279		10.3%	19.8%
2010	9,562	157,500	167,062	(1)	9.1%	28.9%
2011	9,796	112,252	122,048		6.7%	35.6%
2012	10,012	175,000	185,012		10.1%	45.7%
2013	9,973	163,045	173,018		9.5%	55.2%
2014	10,018	20,127	30,145		1.7%	56.9%
2015	7,865	198,391	206,256		11.3%	68.2%
2016	4,010	134,400	138,410		7.6%	75.8%
Thereafter	150,873	290,051	440,924		24.2%	100.0%

Total	$235,074	$1,590,766	$1,825,840	(2)	100.0%

Notes:

(1)	Maturities in 2010 include $157.5 million drawn under the Trust’s $300 million four-year revolving credit facility.
(2)	The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain senior notes, debentures and mortgage payables.

Federal Realty Investment Trust

Summary of Redevelopment Opportunities

March 31, 2007

Current Redevelopment Opportunities (1) ($ millions)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date
Projects Anticipated to Stabilize in 2007 (3)
Rockville Town Square	Rockville, MD	Ground floor retail as part of urban mixed-use development (by others)	13%	$39		$24
Mercer Mall	Lawrenceville, NJ	Demolish, redevelop, re-tenanting plus acquisition and redevelopment of adjacent land parcel	11%	$26		$20
Willow Lawn	Richmond, VA	Anchor re-tenanting, small shop demolition, façade renovation, and site improvements	9%	$20		$17
Loehmann’s Plaza	Falls Church, VA	Grocer expansion, anchor relocation, façade renovation and site improvements	14%	$12		$10
Village of Shirlington - Phase II	Arlington, VA	Ground floor retail and parking garage as part of urban mixed-use development (by others)	12%	$7		$7
Leesburg Plaza - Pads	Leesburg, VA	Two new retail buildings and a bank pad site will be added	13%	$5	$	<1

Subtotal: Projects Anticipated to Stabilize in 2007 (3) (4)			12%	$109		$78

Projects Anticipated to Stabilize in 2008 (3)
Arlington East	Bethesda, MD	Ground floor retail, four levels of residential units above retail, two levels of below grade parking	9%	$74		$28
Hollywood Galaxy Building	Hollywood, CA	Re-tenanting three level entertainment center and converting project into urban neighborhood community center	12%	$16		$12
Village of Shirlington - Phase III & IV	Arlington, VA	Ground lease to hotel operator and ground floor retail as part of office building development (by others)	15%	$7	$	<1

Subtotal: Projects Anticipated to Stabilize in 2008 (3) (4)			10%	$97		$41

Total: Projects Anticipated to Stabilize in 2007 and 2008 (3) (4)			11%	$206		$119

Potential future redevelopment pipeline includes (5):

Property	Location	Opportunity
Pike 7	Vienna, VA	Co-terminus leases create potential for retail redevelopment or transit oriented mixed-use development
Westgate	San Jose, CA	Center redevelopment
Eastgate	Chapel Hill, NC	Center redevelopment including new grocery anchor, facade renovation and site improvements
Flourtown	Flourtown, PA	Anchor re-tenanting, small shop demolition, new retail building, façade renovation, and site improvements
Bala Cynwyd	Bala Cynwyd, PA	Redevelopment of nine acres of land for a transit oriented mixed-use project or retail center
Santana Row	San Jose, CA	Future phases of mixed-use development
Assembly Square	Sommerville, MA	Potential substantial transit oriented mixed-use development

Notes:

(1)	These current redevelopment opportunities are being pursued by the Trust. There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management’s best estimate based on current information and may change over time.
(2)	Projected ROI reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property. ROI for Mercer Mall (property acquired on the basis of redevelopment potential) is calculated as the increase in POI between acquisition and stabilization divided by the increase in cost basis between acquisition and stabilization.
(3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.
(4)	All subtotals and totals reflect cost weighted-average ROIs.
(5)	These future redevelopment opportunities are being explored by the Trust. There is no guaranty that the Trust will ultimately pursue or complete any or all of these opportunities.

Federal Realty Investment Trust

2007 Acquisitions and Dispositions

Through March 31, 2007

Federal Realty Investment Trust Acquisitions

Date	Property	City / State	GLA	Purchase price		Anchor tenants
				(in millions)
January 30, 2007	1020 Revere Beach Parkway (1)	Chelsea, MA	17,000	$2.5
February 28, 2007	Crow Canyon Crest	San Ramon, CA	17,000	$10.9
March 8, 2007	White Marsh Portfolio:	White Marsh, MD		$189.4	(2)	Loews Theatre, Barnes & Noble, A.C. Moore, Old Navy, Staples, Giant Food
	THE AVENUE at White Marsh		296,000
	White Marsh Plaza		79,000
	The Shoppes at Nottingham Square		186,000
	Byron Station		13,000
	White Marsh Ground Leases		40,000

	Total		648,000	$202.8

Federal Realty Investment Trust Dispositions

Date	Property	City / State	GLA	Sales price
(in millions)
None

Notes:

(1)	1020 Revere Beach Parkway, which is currently vacant, is contiguous with our Chelsea Commons Shopping Center and was purchased for potential redevelopment.
(2)	The acquisition also included ground leases covering approximately 50,000 square feet of office space, which are not included in the GLA, and approximately 405 hotel rooms. The White Marsh portfolio was purchased using a combination of common and convertible preferred stock, down REIT units, and the assumption of fixed rate debt through a merger with Nottingham Properties, Inc.

Federal Realty Investment Trust

Real Estate Status Report

March 31, 2007

Property Name		MSA Description	Year Acquired	Total Investment	Mortgage or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA (3)	Grocery Anchor (3)	Other Principal Tenants
				(in thousands)	(in thousands)
East Region
Washington Metropolitan Area
Bethesda Row	(4)	Washington, DC-MD-VA	1993-2006	$123,041	$12,576	477,000	94%	40,000	Giant Food	Barnes & Noble / Landmark Theater / Washington Sports Club
Congressional Plaza	(5)	Washington, DC-MD-VA	1965	68,233		338,000	91%	28,000	Whole Foods	Buy Buy Baby / Container Store
Courthouse Center	(6)	Washington, DC-MD-VA	1997	4,598		37,000	100%
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967-1972	11,511		144,000	100%	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	62,320	34,058	247,000	99%			TJ Maxx / CompUSA / Ross
Friendship Center		Washington, DC-MD-VA	2001	33,312		119,000	100%			Borders / Linens ‘n Things / Maggiano’s
Gaithersburg Square		Washington, DC-MD-VA	1993	23,820		198,000	99%			Bed, Bath & Beyond / Borders / Ross
Idylwood Plaza		Washington, DC-MD-VA	1994	15,192		73,000	100%	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	46,177		386,000	98%	61,000	Giant Food	Marshalls / Toys R Us
Leesburg Plaza	(6)	Washington, DC-MD-VA	1998	31,152	9,726	236,000	99%	55,000	Giant Food	Petsmart / Pier One / Office Depot
Loehmann’s Plaza		Washington, DC-MD-VA	1983	29,991		250,000	99%			Bally’s / Loehmann’s
Mid-Pike Plaza	(7)	Washington, DC-MD-VA	1982	17,881	10,041	309,000	100%			Linens ‘n Things / Toys R Us / Bally’s / AC Moore / Filene’s Basement
Mount Vernon/South Valley/7770 Richmond Hwy	(6)	Washington, DC-MD-VA	2003-2006	75,804	12,193	566,000	97%	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold’s Gym
Old Keene Mill		Washington, DC-MD-VA	1976	5,391		92,000	100%	24,000	Whole Foods
Pan Am		Washington, DC-MD-VA	1993	27,592		227,000	100%	63,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1999	88,386		296,000	100%	45,000	Harris Teeter	Bally’s / Bed, Bath & Beyond / DSW / Cost Plus
Pike 7		Washington, DC-MD-VA	1997	33,852		164,000	90%			Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	20,089		253,000	100%	24,000	Magruders	Circuit City / Staples
Rockville Town Square		Washington, DC-MD-VA	2006-2007	16,730		148,000	100%
Rollingwood Apartments		Washington, DC-MD-VA	1971	6,828		N/A	94%
Sam’s Park & Shop		Washington, DC-MD-VA	1995	12,207		49,000	100%			Petco
Tower		Washington, DC-MD-VA	1998	19,701		112,000	96%			Virginia Fine Wine / Talbots
Tyson’s Station		Washington, DC-MD-VA	1978	3,454	6,330	50,000	100%			Trader Joes
Village at Shirlington	(4)	Washington, DC-MD-VA	1995	39,548	1,806	214,000	98%			Cineplex Odeon / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	17,499	26,455	85,000	98%	20,000	Balducci’s	CVS

		Total Washington Metropolitan Area		834,309		5,070,000	98%
New York / New Jersey
Allwood	(7)	Bergen-Passaic, NJ	1988	3,884	3,044	50,000	100%	50,000	Stop & Shop
Blue Star	(7)	Middlesex-Somerset-Hunterdon, NJ	1988	37,257	23,233	410,000	98%	43,000	Shop Rite	Kohl’s / Michaels / Toys R Us / Marshalls
Brick Plaza		Monmouth-Ocean, NJ	1989	56,025	31,509	409,000	100%	66,000	A&P	Loews Theatre / Barnes & Noble / Sports Authority
Brunswick	(7)	Middlesex-Somerset-Hunterdon, NJ	1988	22,597	9,672	303,000	99%	55,000	A&P	A.J. Wright / L.A. Fitness
Clifton	(7)	Bergen-Passaic, NJ	1988	5,019	2,831	80,000	100%			Drug Fair / Dollar Express
Forest Hills		New York, NY	1997	24,055		85,000	100%			Midway Theatre / Duane Reade / Gap
Fresh Meadows		New York, NY	1997	67,755		403,000	95%	15,000	Associated Food Stores	Filene’s Basement / Kohl’s / Cineplex Odeon
Hamilton	(7)	Trenton, NJ	1988	7,654	4,196	190,000	93%	53,000	Shop Rite	AC Moore / Stevens Furniture
Hauppauge		Nassau-Suffolk, NY	1998	27,398	16,008	133,000	99%	61,000	Shop Rite	AC Moore
Huntington	(7)	Nassau-Suffolk, NY	1988	21,363	12,419	279,000	100%			Buy Buy Baby / Toys R Us / Bed, Bath & Beyond / Barnes & Noble
Melville Mall	(8)	Nassau-Suffolk, NY	2006	68,504	25,553	248,000	100%	54,000	Waldbaum’s	Kohl’s / Marshalls
Mercer Mall	(7)	Trenton, NJ	2003	102,072	57,632	501,000	99%	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Rutgers	(7)	Middlesex-Somerset-Hunterdon, NJ	1988	17,619	11,204	267,000	91%	74,000	Stop & Shop	Kmart
Troy		Newark, NJ	1980	21,595		202,000	100%	64,000	Pathmark	AC Moore / Comp USA / Toys R Us

		Total New York / New Jersey		482,797		3,560,000	98%
Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	23,025		267,000	100%	24,000	Acme Markets	Kohl’s / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	26,262		280,000	100%	45,000	Acme Markets	Lord & Taylor / L.A. Fitness
Ellisburg Circle		Philadelphia, PA-NJ	1992	26,891		267,000	89%	47,000	Genuardi’s	Stein Mart
Feasterville		Philadelphia, PA-NJ	1980	11,668		111,000	100%	53,000	Genuardi’s	OfficeMax
Flourtown		Philadelphia, PA-NJ	1980	9,502		181,000	96%	42,000	Genuardi’s
Langhorne Square		Philadelphia, PA-NJ	1985	18,149		216,000	94%	55,000	Redner’s Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	28,953	30,097	353,000	100%	53,000	Acme Markets	CHI / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	22,217		287,000	86%			Burlington Coat / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	13,841		125,000	86%	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	26,688		215,000	100%			Barnes & Noble / Marshalls / Toys R Us
Wynnewood		Philadelphia, PA-NJ	1996	35,923	30,672	255,000	98%	98,000	Genuardi’s	Bed, Bath & Beyond / Borders / Old Navy

		Total Philadelphia Metropolitan Area		243,119		2,557,000	96%
New England
Assembly Square/Sturtevant Street		Boston-Cambridge-Quincy, MA-NH	2005-2006	113,664		554,000	100%			AC Moore / Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / Sports Authority / TJ Maxx
Bath Shopping Center	(9)	Portland/South Portland/Biddeford	2006	19,753	9,961	101,000	98%	57,000	Shaw’s Supermarket	CVS
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2007	20,601	8,350	196,000	91%	16,000	Sav-A-Lot	Home Depot
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	29,832		241,000	90%	80,000	Star Market
Key Road		Boston-Cambridge-Quincy, MA-NH	2006	14,650		76,000	100%			Petco
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006-2007	115,135		100,000	94%	33,000	Roche Brothers Supermarkets	Fitness Club for Women / Wellesley Volkswagen, Buick
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	27,214		183,000	100%	48,000	Stop & Shop	Lowe’s Home Center
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	15,017		149,000	98%	50,000	Victory Supermarket	TJ Maxx
Riverside		Boston-Cambridge-Quincy, MA-NH	2006	28,882		218,000	100%	65,000	Shaw’s Supermarket	Brooks Pharmacy / Walmart
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	13,597		171,000	100%	55,000	Super Stop & Shop	Kmart

		Total New England		398,345		1,989,000	97%
Baltimore
Byron Station	(11)	Baltimore, MD	2007	3,335	1,180	13,000	100%
Governor Plaza		Baltimore, MD	1985	21,549		269,000	100%	16,500	Aldi	Bally’s / Comp USA / Office Depot

Federal Realty Investment Trust

Real Estate Status Report

March 31, 2007

Property Name		MSA Description	Year Acquired	Total Investment	Mortgage or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA (3)	Grocery Anchor (3)	Other Principal Tenants
				(in thousands)	(in thousands)
Perring Plaza		Baltimore, MD	1985	26,404		402,000	98%	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores
THE AVENUE at White Marsh	(10,11)	Baltimore, MD	2007	97,361	61,764	296,000	95%			Loews Theatres / Old Navy / Barns & Noble / AC Moore
The Shoppes at Nottingham Square	(11)	Baltimore, MD	2007	18,051		186,000	99%			Lowe’s Home Center
White Marsh Ground Leases	(11)	Baltimore, MD	2007	57,709		40,000	100%
White Marsh Plaza	(11)	Baltimore, MD	2007	22,509	10,546	79,000	98%	54,000	Giant Food

		Total Baltimore		246,918		1,285,000	98%
Chicago
Crossroads		Chicago, IL	1993	22,826		173,000	90%			Comp USA / Golfsmith / Guitar Center
Finley Square		Chicago, IL	1995	29,140		315,000	97%			Bed, Bath & Beyond / Sports Authority
Garden Market		Chicago, IL	1994	11,276		140,000	96%	63,000	Dominick’s	Walgreens
North Lake Commons		Chicago, IL	1994	13,221		129,000	94%	77,000	Dominick’s

		Total Chicago		76,463		757,000	95%
East Region - Other
Barracks Road		Charlottesville, VA	1985	42,580	42,462	488,000	100%	99,000	Harris Teeter / Kroger	Bed, Bath & Beyond / Barnes & Noble / Old Navy
Bristol Plaza		Hartford, CT	1995	24,393		273,000	100%	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	17,384		159,000	84%			Stein Mart
Gratiot Plaza		Detroit, MI	1973	18,061		217,000	100%	69,000	Farmer Jacks	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue		New Haven-Bridgeport- Stamford-Waterbury	1995	15,998		42,000	100%			Saks Fifth Avenue
Lancaster	(7)	Lancaster, PA	1980	10,793	4,907	107,000	100%	39,000	Giant Food	Michaels
Shops at Willow Lawn		Richmond-Petersburg, VA	1983	74,688		477,000	89%	60,000	Kroger	Old Navy / Staples

		Total East Region - Other		203,897		1,763,000	95%
		Total East Region		2,485,848		16,981,000	97%
West Region
California
Colorado Blvd		Los Angeles-Long Beach, CA	1996-1998	16,695		69,000	99%			Pottery Barn / Banana Republic
Crow Canyon		San Ramon, CA	2005-2007	63,664	21,854	242,000	95%	58,000	Albertson’s	Loehmann’s / Rite Aid
Escondido	(12)	San Diego, CA	1996	27,045		222,000	98%			Cost Plus / TJ Maxx / Toys R Us
Fifth Ave	(13)	San Diego, CA	1996-1997	12,698		51,000	84%			Urban Outfitters
Hermosa Ave	(14)	Los Angeles-Long Beach, CA	1997	4,721		22,000	91%
Hollywood Blvd	(14)	Los Angeles-Long Beach, CA	1999	35,687		149,000	72%			DSW / L.A. Fitness
Kings Court	(6)	San Jose, CA	1998	11,517		79,000	100%	25,000	Lunardi’s Super Market	Longs Drug Store
Old Town Center		San Jose, CA	1997	33,390		94,000	97%			Borders / Gap Kids / Banana Republic
Santana Row		San Jose, CA	1997	464,290		563,000	98%			Crate & Barrel / Container Store / Best Buy / Borders / CineArts Theatre
Third St Promenade	(15)	Los Angeles-Long Beach, CA	1996-2000	74,071		211,000	97%			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate		San Jose, CA	2004	115,632		645,000	99%	38,000	Safeway	Target / Burlington Coat Factory / Barnes & Noble / Ross
150 Post Street		San Francisco, CA	1997	36,228		103,000	92%			Brooks Brothers

		Total California		895,638		2,450,000	96%
West Region - Other
Houston St		San Antonio, TX	1998	61,835	86	176,000	73%			Hotel Valencia
		Total West Region		957,473		2,626,000	94%

Grand Total				$3,443,321	$532,365	19,607,000	97%

Notes:

(1)	The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.
(4)	Portion of property subject to capital lease obligation.
(5)	Total investment includes dollars associated with the 146 units of The Crest at Congressional. The Trust has a 64.1% ownership interest in the property.
(6)	Property owned in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(7)	Property subject to capital lease obligation.
(8)	On October 16, 2006, the Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Since the Trust controls this property and retains substantially all of the economic benefit and risks associated with it, we consolidate this property and its operations.
(9)	Property was sold on April 5, 2007.
(10)	50% of the ownership of this property is in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(11)	A preliminary allocation of the purchase price has been made and will be finalized after various valuation studies are complete.
(12)	The Trust has a 70% ownership interest in the property.
(13)	Consists of four properties, three owned 100% by the Trust and one in which the Trust has a 90% ownership interest.
(14)	The Trust has a 90% ownership interest in the property.
(15)	Consists of nine properties, eight owned 100% by the Trust and one in which the Trust has a 90% ownership interest.

Federal Realty Investment Trust

Retail Leasing Summary (1)

March 31, 2007

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2007	81	100%	333,563	$29.18	$24.59	$1,532,269	19%	30%	6.3	$2,988,801	$8.96
4th Quarter 2006	75	100%	304,036	$26.72	$22.80	$1,192,428	17%	30%	6.0	$985,306	$3.24
3rd Quarter 2006	58	100%	332,200	$20.02	$16.25	$1,251,137	23%	36%	9.7	$4,182,700	$12.59
2nd Quarter 2006	60	100%	275,764	$24.40	$20.90	$966,200	17%	25%	6.7	$2,189,643	$7.94

Total - 12 months	274	100%	1,245,563	$25.08	$21.11	$4,942,034	19%	30%	7.0	$10,346,450	$8.31

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2007	35	43%	160,286	$32.46	$26.23	$997,918	24%	33%	8.2	$2,937,651	$18.33
4th Quarter 2006	23	31%	99,787	$25.58	$21.73	$383,822	18%	32%	8.5	$973,406	$9.75
3rd Quarter 2006	30	52%	232,845	$19.21	$14.84	$1,016,796	29%	41%	11.9	$4,182,700	$17.96
2nd Quarter 2006	27	45%	123,652	$22.18	$18.28	$483,059	21%	32%	7.8	$2,089,643	$16.90

Total - 12 months	115	42%	616,570	$24.28	$19.61	$2,881,595	24%	35%	9.3	$10,183,400	$16.52

Renewal Lease Summary - Comparable (2) (7)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2007	46	57%	173,277	$26.15	$23.06	$534,351	13%	27%	4.2	$51,150	$0.30
4th Quarter 2006	52	69%	204,249	$27.28	$23.33	$808,606	17%	29%	4.9	$11,900	$0.06
3rd Quarter 2006	28	48%	99,355	$21.92	$19.56	$234,341	12%	27%	5.2	$—	$—
2nd Quarter 2006	33	55%	152,112	$26.21	$23.03	$483,141	14%	21%	6.0	$100,000	$0.66

Total - 12 months	159	58%	628,993	$25.86	$22.59	$2,060,439	15%	26%	5.0	$163,050	$0.26

Total Lease Summary - Comparable and Non-comparable (2)
Quarter	Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2007	90	394,695	$29.04	7.1	$4,358,045	$11.04
4th Quarter 2006	84	320,655	$27.36	6.3	$2,198,145	$6.86
3rd Quarter 2006	75	394,331	$22.98	9.8	$8,992,951	$22.81
2nd Quarter 2006	76	324,367	$24.82	6.9	$4,582,028	$14.13

Total - 12 months	325	1,434,048	$26.04	7.5	$20,131,169	$14.04

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of square footage.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.

Federal Realty Investment Trust

Lease Expirations

March 31, 2007

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2007	262,000	2%	$12.77	617,000	8%	$23.36	879,000	5%	$20.20
2008	947,000	9%	$9.15	1,005,000	13%	$22.47	1,952,000	11%	$16.01
2009	1,233,000	11%	$11.55	1,060,000	14%	$26.00	2,293,000	12%	$18.23
2010	671,000	6%	$12.21	951,000	13%	$26.50	1,621,000	9%	$20.61
2011	693,000	6%	$16.77	1,100,000	15%	$29.70	1,793,000	10%	$24.70
2012	1,088,000	10%	$10.16	802,000	11%	$29.45	1,890,000	10%	$18.34
2013	841,000	8%	$14.02	366,000	5%	$33.00	1,207,000	6%	$19.78
2014	832,000	8%	$18.13	303,000	4%	$36.46	1,135,000	6%	$23.02
2015	509,000	5%	$14.11	352,000	5%	$28.29	861,000	5%	$19.90
2016	493,000	4%	$16.33	481,000	6%	$28.20	974,000	5%	$22.19
Thereafter	3,455,000	31%	$14.79	509,000	6%	$28.54	3,965,000	21%	$16.55

Total (3)	11,024,000	100%	$13.64	7,546,000	100%	$27.46	18,570,000	100%	$19.25

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2007	53,000	0%	$4.68	415,000	5%	$23.49	469,000	3%	$21.32
2008	386,000	4%	$7.47	636,000	8%	$22.93	1,022,000	6%	$17.09
2009	258,000	2%	$11.26	574,000	8%	$27.37	833,000	4%	$22.35
2010	119,000	1%	$8.63	510,000	7%	$27.96	629,000	3%	$24.30
2011	30,000	0%	$24.63	628,000	8%	$28.38	658,000	4%	$28.21
2012	286,000	3%	$13.95	561,000	7%	$29.43	847,000	5%	$24.21
2013	172,000	2%	$13.67	353,000	5%	$27.78	525,000	3%	$23.16
2014	304,000	3%	$14.74	431,000	6%	$30.82	735,000	4%	$24.17
2015	216,000	2%	$16.04	448,000	6%	$24.43	664,000	4%	$21.70
2016	146,000	1%	$19.87	452,000	6%	$30.35	598,000	3%	$27.79
Thereafter	9,054,000	82%	$13.84	2,538,000	34%	$27.91	11,590,000	61%	$16.92

Total (3)	11,024,000	100%	$13.64	7,546,000	100%	$27.46	18,570,000	100%	$19.25

Notes:

(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of March 31, 2007.
(3)	Represents occupied square footage as of March 31, 2007.

Federal Realty Investment Trust

Portfolio Leased Statistics

March 31, 2007

Overall Portfolio Statistics (1)

	At March 31, 2007			At March 31, 2006
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (sf)	19,607,000	18,931,000	96.6%	17,643,000	16,975,000	96.2%

Residential Properties (3) (units)	723	670	92.7%	464	427	92.0%

Same Center Statistics (1)

	At March 31, 2007			At March 31, 2006
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (4) (sf)	15,126,000	14,629,000	96.7%	15,100,000	14,679,000	97.2%

Residential Properties (3) (units)	428	405	94.6%	428	397	92.8%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3)	Overall portfolio statistics at March 31, 2007 include Rollingwood, The Crest at Congressional and the residential units in Buildings Eight (36 units) and Seven (259 units) at Santana Row. Overall portfolio statistics at March 31, 2006 included Rollingwood, The Crest at Congressional and the residential units in Building Eight (36 units) at Santana Row. Same center statistics at March 31, 2007 and 2006 include Rollingwood and The Crest at Congressional.
(4)	Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust

Summary of Top 25 Tenants

March 31, 2007

Rank	Tenant Name	Annualized Base Rent		Percentage of Total Annualized Base Rent	Tenant GLA		Percentage of Total GLA	Number of Stores Leased
1	Ahold USA, Inc.	$10,426,000		2.92%	752,000		3.84%	14
2	Bed, Bath & Beyond, Inc.	$7,711,000		2.16%	481,000		2.45%	11
3	Gap, Inc.	$7,149,000		2.00%	241,000		1.23%	12
4	TJX Companies	$6,820,000		1.91%	589,000		3.00%	17
5	Safeway, Inc.	$6,684,000		1.87%	481,000		2.45%	9
6	Supervalu (Acme/Albertson’s/Star Mkt/Shaw’s/Shoppers Food)	$5,143,000		1.44%	513,000		2.62%	10
7	Barnes & Noble, Inc.	$4,487,000		1.25%	201,000		1.03%	8
8	CVS Corporation	$4,229,000		1.18%	156,000		0.80%	15
9	OPNET Technologies, Inc.	$3,539,000		0.99%	83,000		0.42%	2
10	Best Buy Stores, L.P.	$3,394,000		0.95%	97,000		0.49%	2
11	Kohl’s Corporation	$3,297,000		0.92%	448,000		2.28%	4
12	L.A. Fitness International LLC	$3,212,000		0.90%	191,000		0.97%	4
13	Staples, Inc.	$3,136,000		0.88%	165,000		0.84%	9
14	Wakefern Food Corporation	$3,077,000		0.86%	232,000		1.18%	4
15	Michaels Stores, Inc.	$2,861,000		0.80%	189,000		0.96%	9
16	Dollar Tree Stores, Inc.	$2,856,000		0.80%	208,000		1.06%	19
17	Home Depot, Inc.	$2,832,000		0.79%	335,000		1.71%	4
18	DSW	$2,775,000		0.78%	109,000		0.56%	4
19	Borders Group, Inc.	$2,759,000		0.77%	129,000		0.66%	5
20	CompUSA, Inc.	$2,499,000		0.70%	134,000		0.68%	5
21	A.C. Moore, Inc.	$2,481,000		0.69%	139,000		0.71%	6
22	Great Atlantic & Pacific Tea Co	$2,467,000		0.69%	244,000		1.24%	4
23	Ross Stores, Inc.	$2,432,000		0.68%	149,000		0.76%	5
24	Office Depot, Inc.	$2,421,000		0.68%	163,000		0.83%	7
25	Container Store, Inc.	$2,354,000		0.66%	52,000		0.27%	2

	Totals - Top 25 Tenants	$101,041,000		28.27%	6,481,000		33.04%	191

	Total:	$357,542,000	(1)		19,607,000	(2)		2,459

Notes:

(1)	Reflects annual in-place contractual (cash-basis) rent as of March 31, 2007.
(2)	Excludes redevelopment square footage not yet placed in service.

Federal Realty Investment Trust

Reconciliation of Net Income to FFO Guidance

March 31, 2007

	2007 Guidance
	(in millions except per share amounts) (1)
Net income	$100	to	$103
Gain on sale of real estate	(1)		(1)
Depreciation and amortization of real estate & real estate partnership assets	96		96
Amortization of initial direct costs of leases	8		8

Funds from operations	203		206
Income attributable to operating partnership units	1		1
Dividends on preferred stock	0		0

Funds from operations available for common shareholders	204	to	207

Weighted Average Shares (diluted)	56.8

Funds from operations available for common shareholders per diluted share	$3.60		$3.65

Note:

(1)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust

Joint Venture Disclosure

March 31, 2007

Clarion Lion Properties Fund

Federal Realty Investment Trust

Summarized Income Statements and Balance Sheets—Joint Venture

March 31, 2007

CONSOLIDATED INCOME STATEMENTS	Three months ended March 31, 2007	Three months ended March 31, 2006
	(in thousands)
	(unaudited)
Revenues
Rental income	$3,485	$1,986
Other property income	46	22

	3,531	2,008
Expenses
Rental	563	395
Real estate taxes	342	186
Depreciation and amortization	975	548

	1,880	1,129

Operating income	1,651	879
Interest expense	(1,074)	(615)

Net income	$577	$264

CONSOLIDATED BALANCE SHEETS	As of March 31, 2007	As of December 31, 2006
	(in thousands)
	(unaudited)
ASSETS
Real estate, at cost	$201,089	$128,946
Less accumulated depreciation and amortization	(6,434)	(5,468)

Net real estate investments	194,655	123,478
Cash and cash equivalents	3,448	2,116
Accounts receivable and other assets	5,996	4,064

TOTAL ASSETS	$204,099	$129,658

LIABILITIES AND PARTNERS’ CAPITAL

Liabilities
Mortgages	$77,425	$77,425
Other liabilities	9,799	6,716

Total liabilities	87,224	84,141

Partners’ capital	116,875	45,517

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$204,099	$129,658

Federal Realty Investment Trust

Summary of Outstanding Debt and Debt Maturities - Joint Venture

March 31, 2007

OUTSTANDING DEBT

		Maturity	Stated Interest Rate as of March 31, 2007		Balance
					(in thousands)
Mortgage Loans
	Secured Fixed Rate

	Campus Plaza	12/01/09	4.530	% (a)	$11,000
	Pleasant Shops	12/01/09	4.530	% (a)	12,400
	Plaza del Mercado	07/05/14	5.770	% (b)	13,325
	Atlantic Plaza	12/01/14	5.120	% (a)	10,500
	Barcroft Plaza	07/01/16	6.060	% (a)(c)	16,600
	Greenlawn Plaza	07/01/16	5.900	% (a)	13,600

		Total Fixed Rate Debt			$77,425

Debt Maturities
(in thousands)
Year	Scheduled Amortization	Maturities	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2007	$70	$—	$70		0.1%	0.1%
2008	175	—	175		0.2%	0.3%
2009	185	23,400	23,585		30.5%	30.8%
2010	196	—	196		0.3%	31.1%
2011	208	—	208		0.3%	31.4%
2012	220	—	220		0.3%	31.7%
2013	233	—	233		0.3%	32.0%
2014	142	22,396	22,538		29.0%	61.0%
2015	—	—	—		0.0%	61.0%
2016	—	30,200	30,200		39.0%	100.0%

Total	$1,429	$75,996	$77,425		100.0%

Notes:

(a)	Interest only until maturity.
(b)	Loan is interest only until July 5, 2007, after which principal and interest payments are due based on a 30-year amortization schedule.
(c)	On April 10, 2007, our unconsolidated real estate partnership entered into a mortgage loan for approximately $4.2 million. The mortgage loan is secured by Lake Barcroft Shopping Center which was acquired on February 20, 2007 and is adjacent to and operated as part of Barcroft Plaza. The loan on Lake Barcroft Shopping Center matures on July 1, 2016, bears interest at 5.71% per annum and requires monthly payments of interest only.

Federal Realty Investment Trust

Current Year Acquisitions and Dispositions - Joint Venture

Through March 31, 2007

Joint Venture Acquisitions - Unconsolidated (30% owned)

Date	Property	City / State	GLA	Purchase price	Anchor tenants
				(in thousands)
February 15, 2007	Freestate Shopping Center	Bowie, MD	278,000	$64.1	Super Giant, Ross, AMF Bowling, TJ Maxx, Office Depot
February 20, 2007	Lake Barcroft Shopping Center	Falls Church, VA	9,000	$6.0	Bank of America

	Total		287,000	$70.1

Federal Realty Investment Trust

Real Estate Status Report - Joint Venture

March 31, 2007

Property Name	MSA Description	Year Acquired	Total Investment	Mortgage or Capital Lease Obligation	GLA	% Leased	Grocery Anchor GLA (1)	Grocery Anchor (1)	Other Principal Tenants
			(in thousands)	(in thousands)
East Region

Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006-2007	33,867	$16,600	100,000	100%	46,000	Harris Teeter
Free State Shopping Center	Washington, DC-MD-VA	2007	65,756		278,000	100%	73,000	Giant Food
Plaza del Mercado	Washington, DC-MD-VA	2004	20,555	13,325	96,000	92%	25,000	Giant Food	CVS

	Total Washington Metropolitan Area		120,178		474,000	98%

New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	19,836	13,600	102,000	100%	46,000	Waldbaum’s	Tuesday Morning

	Total New York / New Jersey		19,836		102,000	100%

New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	16,312	10,500	123,000	100%	63,000	Shaw’s Supermarket	Sears
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,076	11,000	116,000	100%	46,000	Roche Brothers	Burlington Coat Factory
Pleasant Shops	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,687	12,400	130,000	95%	38,000	Foodmaster	Marshalls

	Total New England		61,075		369,000	98%

	Total East Region		201,089		945,000	98%

Grand Totals			$201,089	$77,425	945,000	98%

Note:

(1)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. Adjusted EBITDA is presented because we believe that it provides useful information to investors regarding our ability to service debt and because it approximates a key covenant in material notes. Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of Adjusted EBITDA, to net income for the three months ended March 31, 2007 and 2006 is as follows:

	For the Three Months Ended March 31,
	(in thousands)
	2007	2006
Net income	$23,136	$31,031
Depreciation and amortization	26,484	24,037
Interest expense	29,483	24,280
Other interest income	(357)	(276)

EBITDA	78,746	79,072
(Gain) on sale of real estate	—	(8,737)

Adjusted EBITDA	$78,746	$70,335

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies’ operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: income available for common shareholders before depreciation and amortization of real estate assets and excluding extraordinary items and gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance because it primarily excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.